RBC FUNDS TRUST

FIFTH AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of the 1st day of December, 2017, to the Transfer Agent Servicing Agreement, dated as of the 28th day of December, 2009, as amended July 1, 2011, November 27, 2012, December 20, 2013, and September 24, 2014 (the “Agreement”), is entered into by and between RBC FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to update Exhibit A of the Agreement to add ce1tain funds, to reflect name changes of certain funds, and to remove certain funds; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the patties agree as follows:

Amended Exhibit A is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts effective as of the date and year first written above.

RBC FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC
By: Printed Name: Title:	By: Printed Name: Title:

Amended Exhibit A to the Transfer Agent Servicing Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series

Access Capital Community Investment Fund

U.S. Government Money Market Fund

RBC Enterprise Fund

RBC Small Cap Core Fund

RBC SMID Cap Growth Fund

RBC Microcap Value Fund

RBC BlueBay Emerging Market Debt Fund (formerly

BlueBay Emerging Market Select Bond Fund

RBC BlµeBay High Yield Bond Fund (formerly BlueBay Global High Yield Fund)

RBC Emerging Markets Equity Fund

RBC Emerging Markets Small Cap Equity Fund

RBC Short Duration Fixed Income Fund

RBC Ultra-Short Fixed Income Fund

RBC Small Cap Value Fund

RBC Global Opportunities Fund

RBC International Opportunities Fund

RBC BlueBay Diversified Credit Fund

RBC Emerging Markets Value Equity Fund

RBC Impact Bond Fund

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